Exhibit 3.5

Execution Version

March 27, 2015

PMFG, Inc./Peerless Mfg. Co.

14651 North Dallas Parkway, Suite 500

Dallas, Texas  75254

Attention:  Ronald McCrummen

Re: Limited Waiver Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of September 7, 2012 (as the same may be amended, supplemented or modified from time to time, the “Credit Agreement”), by and between PMFG, INC., a Delaware corporation (“PMFG”), and PEERLESS MFG. CO., a Texas corporation (“Peerless”, and PMFG and Peerless, collectively, the “Borrower”), CITIBANK, N.A., a national banking association, as administrative agent (the “Administrative Agent”), and the Lenders.  All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

Borrower has notified the Administrative Agent that Peerless intends to enter into an agreement to sell (the “Proposed Disposition”) (a) the tangible personal property set forth on Schedule 1.1(a) to the Asset Purchase Agreement (as hereinafter defined), together with any express or implied warranty of any Person covering any item or component part thereof,  rights of return, rebate rights and any other rights associated with or comprising these items, (b) all Intellectual Property (as defined the Asset Purchase Agreement) used in the business, as currently conducted by Peerless, or proposed or intended to be conducted by Peerless, of designing, manufacturing, selling, marketing, owning or operating the ALCO Products and Bos-Hatten brands of heat exchanger products, any hairpin-type heat exchanger, any double-pipe-type heat exchanger, any tank heater-type heat exchanger and any shell and tube-type heat exchanger, in any case, for use in the chemical, petrochemical, power generation or gas processing industries and all services and other activities related thereto (the “Business”), including the Intellectual Property set forth on Schedule 1.1(b) to the Asset Purchase Agreement, together with all income, royalties, damages and payments due or payable on or after March 27, 2015 (including damages and payments for past, present or future infringements, misappropriations or other violations thereof) regarding such Intellectual Property and the right to institute or maintain any Action (as defined in the Asset Purchase Agreement) to protect such Intellectual Property and recover damages for any infringements, misappropriations or other violations of such Intellectual Property, and any corresponding, equivalent or counterpart rights, title or interest that now exist or may be secured hereafter of Peerless anywhere in the world, (c) the Records (as defined in the Asset Purchase Agreement), (d) goodwill of Peerless associated with the customer list and relationships, including prospective relationships and sales, associated with, or part of, the Business and (e) all claims, counterclaims, Actions (as defined in the Asset Purchase Agreement), rights, recoveries, refunds, rights of offset or other rights associated with, or part of, the Acquired Assets (as defined below), whether choate or inchoate, known or unknown, contingent or noncontingent (items (a) through (e), collectively, the “Acquired Assets”), and for a cash sale price of $2,250,000 and certain other consideration, pursuant to the Asset Purchase Agreement.   For purposes of this Limited Waiver Agreement, “Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated March 27, 2015, by and among Peerless, PMFG, as guarantor, and Koch Heat Transfer Company, LP (“Buyer”) marked “EXECUTION VERSION”, without giving effect to any waivers, amendments or supplements thereto.

Borrower has requested a one-time waiver of the $500,000 aggregate limitation on Dispositions made in reliance upon Section 9.08(h) of the Credit Agreement on Dispositions made during the Borrower’s 2015 fiscal year, such that the Proposed Disposition is permitted under Section 9.08(h) of the Credit Agreement; provided, however, that the first $500,000 of purchase consideration for the Proposed Disposition shall be applied toward (and fully use) the $500,000 aggregate limitation on Dispositions made during Borrower’s 2015 fiscal year under such Section.

So long as (a) the consideration for the Proposed Disposition includes cash in an amount not less than $2,250,000, (b) concurrently with the receipt of Net Cash Proceeds from the Proposed Disposition, $2,000,000 of such Net Cash Proceeds are deposited into the Amended Borrowing Base Cash Collateral Account (the wire instructions for which are as follows: Bank Name: Citibank, N.A., Bank Address: 2001 Ross Avenue, Suite 4300, Dallas, TX 75201, ABA/Routing Number: 113193532, Account Name: Peerless Mfg, Co., Account Address: 14651 N. Dallas Pkwy, Suite 500, Dallas, TX 75254, Account Number: 9792234716, Special Instructions: sale proceeds from Heat Exchanger Sale), and (c) the Proposed Disposition is materially in accordance with the Asset Purchase Agreement, the Lenders hereby waive, with respect to the Proposed Disposition only, the $500,000 aggregate limitation on Dispositions made in reliance upon Section 9.08(h) of the Credit Agreement made during the Borrower’s 2015 fiscal year.  Effective upon the consummation of the Proposed Disposition in accordance with the terms hereof, and without the need for further action on any person’s part, (i) the Agent and the Lenders shall be deemed to have released all Liens on the Acquired Assets sold as part of the Proposed Disposition, and (ii) the Buyer or its agent shall be authorized to file, at the Buyer's expense, a UCC-3 financing statement amendment in the form attached hereto as Exhibit A (collectively, the “Lien Release Provision”).  Notwithstanding anything to the contrary in the first sentence of the paragraph, Section 9.08(h) shall not be available for other Dispositions during Borrower’s 2015 fiscal year once the Proposed Disposition is consummated.

Borrower is authorized to enter into this Limited Waiver Agreement and the Responsible Officer whose signature is set forth below has the requisite authorization and approval of the Borrower to execute this waiver letter on behalf of the Borrower.

This Limited Waiver Agreement is effective only to the extent specifically stated above and is limited as specified herein.  Except as expressly stated herein, this Limited Waiver Agreement shall not be construed as a consent to or waiver of any Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document.  All rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved, with respect to any Default or otherwise.  This Limited Waiver Agreement does not affect or diminish the right of the Administrative Agent or the Lenders to require strict performance by the Borrower of each provision of any Loan Document to which it is a party, except as expressly provided herein.  All terms and provisions of, and all rights and remedies of the Administrative Agent and the Lenders under, the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

By executing this Limited Waiver Agreement in the spaces provided below, each Loan Party hereby: (a) represents and warrants, in each case after giving effect to this Limited Waiver Agreement, that (i) all representations and warranties of such Loan Party set forth in the Loan Documents are true and correct in all material respects, and (ii) no Default under the Loan Documents exists; (b) acknowledges and confirms the continuing existence, validity, effectiveness, and enforceability of the Loan Documents to which they are parties, including, without limitation the Collateral Documents; (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations; (d) acknowledges and confirms that the Liens granted under the Collateral Documents are and continue to be valid and perfected first priority Liens which secure the Obligations (except as provided in the Lien Release Provision); (e) agrees that the execution, delivery and performance of this Limited Waiver Agreement shall not in any way (i) release, diminish, impair, reduce or otherwise adversely affect the Loan Documents or the Liens (in each case except as otherwise provided in the Lien Release Provision), (ii) affect any Loan Party’s obligations and liabilities under the Loan Documents (except as specifically provided in this Limited Waiver Agreement), or (iii) constitute a waiver of any rights or remedies of the Administrative Agent or any Lender, now or at any time in the future, with respect to any requirement under the Loan Documents (except as specifically provided in this Limited Waiver Agreement) or with respect to a Default, occurring now or at any time in the future; (f) agrees to promptly deliver to the Administrative Agent such other documents, certificates and instruments as the Administrative Agent shall reasonably require in connection with this Limited Waiver Agreement and otherwise; (g) acknowledges and agrees that such Loan Party does not have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees or agents); (h) acknowledges, affirms and agrees that such Loan Party does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender and (i) represents and warrants that the Permitted Disposition shall be for fair market value.

This Limited Waiver Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  THIS LIMITED WAIVER AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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THIS LIMITED WAIVER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS LIMITED WAIVER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.  This Limited Waiver Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Limited Waiver Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Limited Waiver Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Limited Waiver Agreement.  This Limited Waiver Agreement shall constitute a Loan Document under the Credit Agreement.

By executing this Limited Waiver Agreement in the spaces provided below, (a) each Lender agrees to the terms, conditions and provisions hereof, (b) each Borrower agrees to the terms, conditions and provisions hereof, and (b) each Guarantor consents to the terms, conditions and provisions hereof.

[Remainder of Page Intentionally Left Blank]

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Very truly yours,

ADMINISTRATIVE AGENT:

CITIBANK, N.A.

By:	/s/ John Torres
John Torres
Senior Vice President

Signature Page to Limited Waiver Agreement

ACCEPTED AND AGREED TO
as of the date first above written:

LENDER:

CITIBANK, N.A.

By:	/s/ John Torres
John Torres
Senior Vice President

Signature Page to Limited Waiver Agreement

ACCEPTED AND AGREED TO
as of the date first above written:

LENDER:

[HSBC Bank USA]

By:	/s/ Janet L. Peevey
By: Janet L. Peevey
Title: Senior Portfolio Manager

Signature Page to Limited Waiver Agreement

ACCEPTED AND AGREED TO
as of the date first above written:

BORROWER:

PMFG, INC.,
a Delaware corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Chief Financial Officer, Assistant Secretary and Treasurer

PEERLESS MFG. CO.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Treasurer

Signature Page to Limited Waiver Agreement

CONSENTED TO
as of the date first above written:

GUARANTORS:

NITRAM ENERGY, INC.,
a New York corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

PMC ACQUISITION, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BURGESS-MANNING, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BURMAN MANAGEMENT, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BOS-HATTEN, INC.,
a New York corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

Signature Page to Limited Waiver Agreement

Exhibit A

(see attached UCC-3 financing statement amendment)

Signature Page to Limited Waiver Agreement

UCC FINANCING STATEMENT AMENDMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT FILER (optional) B. E-MAIL CONTACT AT FILER (optional) C. SEND ACKNOWLEDGMENT TO: (Name and Address) Stinson Leonard Street LLP ATTN: Mark Ovington, Esq. 1201 Walnut Street, Ste 2900 Kansas City, MO 64106 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1a. INITIAL FINANCING STATEMENT FILE NUMBER 1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] 12-0028446633 (or recorded) in the REAL ESTATE RECORDS Filer: attach Amendment Addendum (Form UCC3Ad) and provide Debtor’s name in item 13 2. TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to the security interest(s) of Secured Party authorizing this Termination Statement 3. ASSIGNMENT (full or partial): Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9 For partial assignment, complete items 7 and 9 and also indicate affected collateral in item 8 4. CONTINUATION: Effectiveness of the Financing Statement identified above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law 5. PARTY INFORMATION CHANGE: AND Check one of these three boxes to: Check one of these two boxes: CHANGE name and/or address: Complete ADD name: Complete item DELETE name: Give record name This Change affects Debtor or Secured Party of record item 6a or 6b; and item 7a or 7b and item 7c 7a or 7b, and item 7c to be deleted in item 6a or 6b 6. CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b) 6a. ORGANIZATION'S NAME OR 6b. INDIVIDUAL'S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 7. CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change - provide only one name (7a or 7b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name) 7a. ORGANIZATION'S NAME OR 7b. INDIVIDUAL'S SURNAME INDIVIDUAL'S FIRST PERSONAL NAME INDIVIDUAL'S ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 7c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 8. COLLATERAL CHANGE: Also check one of these four boxes: ADD collateral DELETE collateral RESTATE covered collateral ASSIGN collateral Indicate collateral: Secured Party releases its security interest in only the property described on Schedule 1 attached hereto. All liens and security interests in collateral described in the original financing statement, except as specifically hereby released, remain in full force and effect. 9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment) If this is an Amendment authorized by a DEBTOR, check here and provide name of authorizing Debtor 9a. ORGANIZATION'S NAME Citibank, N.A., as Administrative Agent OR 9b. INDIVIDUAL'S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX 10. OPTIONAL FILER REFERENCE DATA: TX SOS (3000301-0003) Debtor: PEERLESS MFG. CO. FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. International 04/20/11) Association of Commercial Administrators (IACA)

Schedule 1

All Seller’s right, title and interest in, to and under the following assets (the “Acquired Assets”):

(a) the tangible personal property set forth on Schedule 1.1(a) to the Asset Purchase Agreement, together with any express or implied warranty of any Person covering any item or component part thereof,  rights of return, rebate rights and any other rights associated with or comprising these items;

(b) all Intellectual Property used in the business, as currently conducted by Seller, or proposed or intended to be conducted by Seller, of designing, manufacturing, selling, marketing, owning or operating the ALCO Products and Bos-Hatten brands of heat exchanger products, any hairpin-type heat exchanger, any double-pipe-type heat exchanger, any tank heater-type heat exchanger and any shell and tube-type heat exchanger, in any case, for use in the chemical, petrochemical, power generation or gas processing industries and all services and other activities related thereto (the “Business”), including the Intellectual Property set forth on Schedule 1.1(b) to the Asset Purchase Agreement, together with all income, royalties, damages and payments due or payable on or after March 27, 2015 (including damages and payments for past, present or future infringements, misappropriations or other violations thereof) regarding such Intellectual Property and the right to institute or maintain any Action to protect such Intellectual Property and recover damages for any infringements, misappropriations or other violations of such Intellectual Property, and any corresponding, equivalent or counterpart rights, title or interest that now exist or may be secured hereafter of Seller anywhere in the world;

(c) the Records;

(d) goodwill of Seller associated with the customer list and relationships, including prospective relationships and sales, associated with, or part of, the Business; and

(e) all claims, counterclaims, Actions, rights, recoveries, refunds, rights of offset or other rights associated with, or part of, the Acquired Assets, whether choate or inchoate, known or unknown, contingent or noncontingent.

All terms used, but not defined in this Schedule 1 shall have the meanings given them in the Asset Purchase Agreement.

As used herein, “Asset Purchase Agreement” shall mean the Asset Purchase Agreement among Peerless Mfg. Co. (“Seller”), PMFG, Inc., as guarantor, and Koch Heat Transfer Company, LP dated effective as of March 27, 2015.